UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2024
PHINIA INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-41708	92-2483604
State or other jurisdiction of	Commission File Number	(I.R.S. Employer
Incorporation or organization		Identification No.)

3000 University Drive	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 732-1900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHIN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 25, 2024, PHINIA Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to announce the election of Meggan M. Walsh to the Company’s Board of Directors (the “Board”), effective July 1, 2024. At the time of the filing of the Initial 8-K, the Board had not yet approved Ms. Walsh’s committee appointment or her annual equity award pursuant to the Company’s non-employee director compensation program.

In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this amendment to the Initial 8-K to disclose that on August 1, 2024, the Board appointed Ms. Walsh to serve as a member of the Corporate Governance Committee of the Board, effective as of such date. Also on August 1, 2024, the Board approved a pro-rated grant of 2,748 shares of restricted stock to Ms. Walsh. The restricted stock award will generally vest on the date of the Company’s 2025 Annual Meeting of Shareholders, subject to Ms. Walsh’s continued service through such date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHINIA Inc.

Date: August 7, 2024	By:	/s/ Robert Boyle
Name: Robert Boyle
Title: Vice President, General Counsel and Secretary